EXHIBIT 10.81

SECURED TERM NOTE #2

$500,000	October 9, 2015
New York, New York

FOR VALUE RECEIVED, AMERICAN POWER GROUP, INC., an Iowa corporation with its principal place of business located at 2503 Poplar Street, P.O. Box 187, Algona IA 50511 (“Borrower”), promises to pay to the order of WPU LEASING, LLC (together with any subsequent holders of this Note, the "Lender"), at the Lender's principal place of business located at 650 Madison Avenue, 20th Floor, New York NY 10022, or at such other place as the Lender may designate to the Borrower from time to time, the principal sum of
FIVE HUNDRED THOUSAND and 00/100 DOLLARS

payable in forty-nine consecutive monthly installments of principal and interest commencing October 31, 2015 and continuing on the same day of each month thereafter in accordance with the attached schedule. Interest shall be calculated at the rate of 22.2% per annum. If any principal of or interest on or other amount due hereunder is not paid within five days of the date when due, Borrower agrees to pay delinquent interest thereon in addition to interest payable as provided above at a rate per annum equal to the Prime Rate quoted from time to time in The Wall Street Journal plus 4% on demand with respect to all such delinquent amounts.

Interest shall be calculated on the basis of twelve thirty-day months and a year of 360 days. Each payment shall be applied first to interest and then to principal.
This Note is a Note as defined in the Loan Agreement between Borrower and Lender dated August 24, 2015, as amended from time to time (the “Loan Agreement”), and is in all respects subject to the provisions of the Loan Agreement.
Whenever any payment of principal hereof or interest hereon is due on a date on which the Lender is not open for business, such payment shall be due on the next following day on which the Lender is open for business, with accrued interest to the date of payment.

If, at any time, the interest due or payable in accordance with any term or provision of this Note shall exceed the amount permitted by law, notwithstanding anything in this Note to the contrary, the interest payable under such term or provision shall be the highest amount permitted by law.
At the option of the Lender, all amounts payable under this Note shall become immediately due and payable without any further demand or notice of any kind upon the occurrence and during the continuance of any Event of Default as defined in the Loan Agreement.
The Borrower and each guarantor hereof hereby waives, except as provided in the Loan Agreement, presentment, demand, notice, protest and, except as specifically set forth herein or in the Loan Agreement, all other forms of demands and notices concerning this Note, and consents to each and every extension or postponement of the time of payment or other indulgence with respect to this Note, and to each and every substitution, addition, exchange or release of collateral and to the addition, substitution or release of any person primarily or secondarily liable hereunder. No delay or omission by the Lender in exercising any right or power hereunder shall operate as a waiver of such right or power, and a waiver on one occasion shall not be construed as a waiver or a bar to the exercise of a right on any other occasion. Any provision of this Note which is prohibited by law shall be ineffective to the extent of such prohibition without invalidating any other provision hereof. The rights and remedies of the Lender as provided in this Note, the Loan Agreement and any other instrument given as security for this Note shall be cumulative and concurrent, and may be pursued singly, successively, or together against the Borrower, any collateral for this Note, any guarantor hereof or otherwise, at the sole discretion of the Lender. The Lender's failure to exercise any such right or remedy shall in no event be construed as a waiver or release of such right or remedy or of the right to exercise any such right or remedy at any later time.
The Borrower shall pay on demand to the Lender all reasonable costs and expenses of the Lender in connection with protection or enforcement of its rights under this Note, including, without limitation, the Lender's reasonable attorneys' fees and expenses incurred by the Lender in protecting or enforcing its rights under this Note, including any proceedings and appeals thereof, and any action to realize upon any judgment against the Borrower or any guarantor of this Note obtained by the Lender (“Collection Costs”).
Each notice, demand, election or request provided for or permitted to be given pursuant to this Note shall be given in accordance with the notice provisions of the Loan Agreement.
In any litigation brought in connection with this Note, the Borrower and each of GUARANTOR HEREOF waives: (a) the right to a trial by jury, and (b) the right to interpose any set-off or counterclaim of any nature or description.
All amounts due under this Note, including principal, interest, penalty interest and Collection Costs are secured by the security interests granted to Lender pursuant to the Loan Agreement.
This Note shall take effect as a sealed instrument and shall be governed by and construed in accordance with the laws of New York.

AMERICAN POWER GROUP, INC.

By ____________________________________
Print name: _____________________________
Title: __________________________________